AMENDMENT NO. 1 TO PURCHASE AGREEMENT

This Amendment No. 1 to Purchase Agreement (this “Amendment”), dated as of October 30, 2012, is entered into by and among SPACE SYSTEMS/LORAL, INC., a Delaware corporation (the “Company”), LORAL SPACE & COMMUNICATIONS INC., a Delaware corporation (the “Seller”), MACDONALD, DETTWILER AND ASSOCIATES LTD., a Canadian corporation (“MDA”), and MDA COMMUNICATIONS HOLDINGS, INC., a Delaware corporation and a wholly-owned subsidiary of MDA (“Purchaser” and, together with MDA, “Purchaser Parties”). Capitalized terms used in this Amendment but not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement (as defined below).

R E C I T A L S:

WHEREAS, the Company, Seller and the Purchaser Parties entered into that certain Purchase Agreement, dated as of June 26, 2012 (as amended and in effect as of the date hereof, the “Purchase Agreement”); and

WHEREAS, the parties to the Purchase Agreement desire to amend the Purchase Agreement as provided herein;

NOW THEREFORE, in consideration of the foregoing and the mutual covenants, and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Section 1.1.

(a) A definition of “Specified Representations” shall be added immediately following the definition of “Software Programs” and shall state:

““Specified Representations” shall mean the representations and warranties set forth in Sections 4.22(b)(i), 4.27(b), 4.32(a) and 4.32(b) and in the final sentence of Section 4.23(c).”

2. Section 2.1. Section 2.1 of the Purchase Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

“Section 2.1. Pre-Closing Actions. On the terms and subject to the conditions set forth in this Agreement, on or prior to the Closing Date:

(a) Seller and the Company shall convert the Company from a corporation organized under the laws of the State of Delaware into a limited liability company organized under the laws of the State of Delaware pursuant to Section 214 of the Delaware Limited Liability Company Act and Section 266 of the DGCL (the “Conversion”), and as a result of such Conversion all of the Company Shares will be converted into membership interests in the Company (the “Company Membership Interests”);

(b) the Company shall repay all amounts outstanding under the SS/L Credit Agreement plus all accrued but unpaid interest thereon as of the Closing Date and shall cash collateralize or otherwise secure as provided herein all outstanding letters of credit, in accordance with the applicable provisions thereunder; provided that, upon written notice delivered to Purchaser at least one (1) Business Day in advance of the Closing, Purchaser shall first advance funds to the Company in an amount sufficient to allow the Company to repay any amounts required to be paid pursuant to this Section 2.1(b) and to pay all amounts due to be paid by the Company pursuant to this Agreement to Persons other than Seller and its Affiliates;

(c) Following the Conversion and immediately prior to the Closing, the Company shall transfer, assign and convey the Transferred Land to Land LLC via a quitclaim deed in exchange for membership interests in Land LLC (the “Land Membership Interests”), and the Company shall lease the Transferred Land from Land LLC pursuant to a “triple net” lease agreement (the “Land Lease”) containing arm’s length market terms and which shall be substantially in the form of Exhibit B hereto (the “Land Distribution”);

(d) The Company shall pay the Historical Intercompany Amount and the Intercompany Amount by delivering to Seller a promissory note (the “Intercompany Note”), in substantially the form of Exhibit E hereto, in a principal amount equal to (i) the Historical Intercompany Amount plus (ii) the Intercompany Amount, which principal amount shall be set forth in a schedule delivered by Seller to Purchaser at least one (1) Business Day prior to the Closing Date; and

(e) Following the steps set forth in Sections 2.1(c) and 2.1(d), the Company shall distribute to the Seller as a dividend (i) the Land Membership Interests and (ii) a promissory note (the “Excess Cash Dividend Note”), in substantially the form of Exhibit F hereto, in a principal amount equal to the Excess Cash Dividend Amount, which principal amount shall be set forth in a schedule delivered by Seller to Purchaser at least one (1) Business Day prior to the Closing Date.”

3. Section 2.2.

(a) The first sentence of Section 2.2 is hereby amended by deleting the phrase “and the payment of the amounts set forth in Section 2.1(e)” and replacing it with “and the receipt by Seller of the Intercompany Note, the Land Membership Interests and the Excess Cash Dividend Note”.

(b) Section 2.2 is hereby further amended by inserting the following Sections 2.2(c) and (d) at the end thereof:

“(c) Intercompany Note and Excess Cash Dividend Note

(i) Purchaser shall advance funds to the Company in an amount sufficient to allow the Company to pay all amounts due to be paid by the Company pursuant to this Agreement, including the principal amounts of each of the Intercompany Note and the Excess Cash Dividend Note, together with all accrued and outstanding interest, if any, in respect of such principal amounts, and all other amounts payable under each of the Intercompany Note and the Excess Cash Dividend Note.

(ii) The Company shall pay to Seller the principal amounts of each of the Intercompany Note and the Excess Cash Dividend Note, together with all accrued and outstanding interest, if any, in respect of such principal amounts, and all other amounts payable under each of the Intercompany Note and the Excess Cash Dividend Note.

(d) Transaction Costs. Seller shall pay to the Company all Company Transaction Costs incurred as of the Closing Date, and if not calculable Seller shall pay them to the Company when finally determined and invoiced.”

4. Section 2.3(a). Section 2.3(a) is hereby amended by deleting it in its entirety and inserting the following in lieu thereof”

“(a) The closing of the purchase and sale of the Company Membership Interests, the Land Memberships Interests and the other transactions contemplated hereby (the “Closing”) shall be held at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York at 10:00 a.m. Eastern Time on November 2, 2012; provided that the Closing may occur on such other date or at such other time and place as the parties may mutually agree in writing. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date.”

5. Section 2.3(h)(ii). Section 2.3(h)(ii) is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

“(ii) subject to Purchaser’s compliance with Section 2.2(c)(i), all amounts payable to Seller pursuant to Section 2.2(c)(ii) hereof.”

6. Article IV. The first sentence of Article IV is hereby amended by inserting “(except with respect to the Specified Representations, which shall be made as of October 31, 2012)” after “the Closing Date”.

7. Section 8.1. Section 8.1 is hereby amended by inserting the following sentence at the end thereof:

“Notwithstanding the foregoing, with respect to the Specified Representations, all references in this Section 8.1 to “the Closing Date” shall be deemed to be references to “October 31, 2012”.”

8. Section 8.6. Section 8.6 shall be amended by deleting it in its entirety and inserting the following in lieu thereof:

“Section 8.6. No Material Adverse Effect. From the Interim Balance Sheet Date to October 31, 2012, there has been no Material Adverse Effect.”

9. Section 9.6(b). Section 9.6(b) shall be amended by changing the reference to “Section 2.1(d)” to “Sections 2.1(d) and (e).”

10. Exhibits E and F. The Purchase Agreement is hereby further amended by adding a new “Exhibit E” and a new “Exhibit F” thereto in the forms attached to this Amendment as Annex I and Annex II, respectively.

11. Acknowledgments.

(a) Each Purchaser Party hereby acknowledges and agrees with Seller that neither the facts, events, changes, effects or circumstances relating to the Company actually known to any Purchaser Party as of the date of this Amendment nor any information furnished by or on behalf of the Company or the Seller to any Purchaser Party or its Representatives on or prior to the date of this Amendment constitute, individually or in the aggregate, a Material Adverse Effect for purposes of Section 8.1 or 8.6 of the Purchase Agreement or an event, change, effect or circumstance that would reasonably be expected to have a Material Adverse Effect for purposes of Section 8.1 or 8.6 of the Purchase Agreement.

(b) Seller acknowledges that nothing contained in this Amendment shall (i) release Seller from any of its covenants, agreements or obligations contained in the Purchase Agreement, or (ii) be deemed to be a waiver by any Purchaser Party of, or to otherwise limit or restrict, any right of the Purchaser Indemnitees to indemnification under Article X of the Purchase Agreement.

12. Full Force and Effect. Except as expressly modified by this Amendment, all of the terms, covenants, agreements, conditions and other provisions of the Purchase Agreement shall remain in full force and effect in accordance with their respective terms. This Amendment shall not constitute an amendment or waiver of any provision of the Purchase Agreement except as expressly set forth herein. Upon the execution and delivery hereof, the Purchase Agreement shall thereupon be deemed to be amended and supplemented as hereinabove set forth as fully and with the same effect as if the amendments and supplements made hereby were originally set forth in the Purchase Agreement, and this Amendment and the Purchase Agreement shall henceforth be read, taken and construed as one and the same instrument, but such amendments and supplements shall not operate so as to render invalid or improper any action heretofore taken under the Purchase Agreement. As used in the Purchase Agreement, the terms “this Agreement,” “herein,” “hereinafter,” “hereto,” and words of similar import shall mean and refer to, from and after the date of this Amendment, unless the context requires otherwise, the Purchase Agreement as amended by this Amendment. For the avoidance of doubt, references to the phrases “the date of this Agreement” or “the date hereof”, wherever used in the Purchase Agreement, as amended by this Amendment, shall mean June 26, 2012. In the event of any inconsistency between this Amendment and the Purchase Agreement with respect to the matters set forth herein, this Amendment shall take precedence.

13. Governing Law. This Amendment, and all matters arising out of or relating to this Amendment and the transactions contemplated hereby, including (a) its negotiation, execution, and validity, and (b) any claim or cause of action, whether in contract, tort or otherwise, shall be governed by, construed and interpreted in accordance with the laws of the State of New York, without regard to the conflicts of law rules and principles thereof.

14. Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

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IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

LORAL SPACE & COMMUNICATIONS INC.

By: /s/ Avi Katz
Name: Avi Katz
Title:

SPACE SYSTEMS/LORAL, INC.

By: /s/ Avi Katz
Name: Avi Katz
Title:

MDA COMMUNICATIONS HOLDINGS, INC.

By: /s/ Daniel Friedmann
Name: Daniel Friedmann
Title:

MACDONALD, DETTWILER AND ASSOCIATES LTD.

By: /s/ Daniel Friedmann
Name: Daniel Friedmann
Title: